UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

          On November 15, 2006, Intersections Inc. (the “Company”) entered into an amendment to the Pricing Schedule (the “Amended Pricing Schedule”) to the Consumer Review Services Reseller Agreement, dated July 1, 2003 (the “Agreement”) between the Company and Experian Information Solutions, Inc., pursuant to which the parties agreed to change the pricing terms under the Agreement. The revised pricing terms will be in effect for the next three years, subject to Experian’s existing right under the Agreement to terminate the Agreement on 30 days notice.

          The above description of the Amended Pricing Schedule is qualified in its entirety by reference to the full text of the Amended Pricing Schedule, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2006, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 8.01     Other Events

          The Company and C. Patrick Garner, its Chief Marketing Officer and President-Intersections Consumer Direct, mutually agreed to terminate Mr. Garner’s employment with the Company effective October 27, 2006. The Company will provide Mr. Garner with the severance and related benefits as required by a termination without cause under his employment agreement.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2006

INTERSECTIONS INC. By: /s/ Madalyn Behneman Name: Madalyn Behneman Title: Acting Principal Financial Officer